SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              SL INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies;

    (2) Aggregate number of securities to which transaction applies;

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement NO.:

    (3) Filing Party:

    (4) Date Filed:

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                               SL INDUSTRIES, INC

                        520 Fellowship Road, Suite A-114
                          Mt. Laurel, New Jersey 08054



                                SUPPLEMENT NO. 1

                                       TO

                     PROXY STATEMENT DATED OCTOBER 15, 1999

                                       FOR

                       1999 ANNUAL MEETING OF SHAREHOLDERS

                                  TO BE HELD ON

                                NOVEMBER 19, 1999


Dear Shareholder:

     As you know, this year's proxy statement includes a shareholder proposal (the "Proposal") submitted by certain shareholders of SL Industries, Inc. (the "Company"), Mr. John C. Instone, Mr. William M. Hess, and Mr. Edward A. Gaugler.

     In connection with the Proposal, we inform you as follows: Mr. Instone is a Retired Vice Chairman, President & CEO, and Former Director of the Company; Mr. Hess is a Former Director of the Company (33 years); and Mr. Gaugler is a Former President, Former Director and Co-Founder of the Company.


                                          Sincerely,


                                          /s/ DAVID R. NUZZO
                                          --------------------------------------
                                              David R. Nuzzo
                                              Secretary


Dated: November 8, 1999